                                                                   EXHIBIT 10.10


                               HEALTHCENTRAL.COM

                              EMPLOYMENT AGREEMENT
                              --------------------

     This Employment Agreement (the "Agreement") is entered into by and between
                                     ---------
HealthCentral.com (the "Company") and Albert Greene ("Greene") effective as of
                        -------                       ------
the 20th day of May, 1999 (the "Employment Start Date"), provided however that
                                ---------------------
if the Consulting Agreement (defined below) is terminated by either party for any reason or no reason prior to the Employment Start Date, this Agreement shall be null, void and of no effect.

     1.   Employment Relationship.  If the Consulting Agreement dated July 1,
          -----------------------
1998 between the Company and Greene (the "Consulting Agreement") has not been
                                          --------------------
terminated prior to the Employment Start Date pursuant to Section 1(c) thereof, beginning on the Employment Start Date (i) Greene will be employed as a full-time employee of Company, initially serving as Chief Executive Officer, and (ii) the Consulting Agreement shall automatically terminate and the terms of Greene's relationship with the Company shall be governed by this Agreement and not the Consulting Agreement. Greene agrees to perform such services as are commensurate with such a position and as may be required or directed by the Board of Directors of Company. Greene agrees to perform such other duties and responsibilities as may be reasonably required of him by the Board of Directors of Company. Greene agrees that, to the best of his ability and experience, Greene will at all times conscientiously perform all of the duties and obligations assigned to Greene in accordance with this Agreement.

          (a)   Salary. Beginning on the Employment Start Date, Greene's initial
                ------
monthly base salary as an employee shall be $19,583.33 per month ($235,000 on an annualized basis), subject to review and adjustment from time to time thereafter in accordance with the Company's policies. Such salary shall be paid in accordance with Company's normal payroll practices.

          (b)   Bonus. In addition to the base salary specified in Section 1(a),
                -----
during the first three years of this Agreement, the Company will pay Greene on a monthly basis a bonus amount, equal to between 30% and 60% of Greene's monthly base salary (such percentage to be determined upon Greene's achievement of certain performance milestones as mutually agreed between Greene and the Board of Directors), provided however that if Greene's employment is terminated for any reason or no reason, he shall not receive the continued payment of any such monthly bonus amount.

          (c)   Other Benefits.  After the Employment Start Date, Greene will be
                --------------
entitled to participate in or receive benefits commensurate with Greene's position and those of similarly situated employees of Company in accordance with Company's standard employee policies in effect from time to time. Company may change, amend, modify or terminate any benefit plan from time to time.

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

          (d)   Withholding, Etc. Company may make such deductions, withholdings
                ----------------
and other payments from all sums payable pursuant to this Agreement which are required by law or as Greene requests for taxes and other charges.

          (e)   Termination.  Greene's employment with the Company will be on an
                -----------
"at will" basis, which means that either Greene or Company may terminate Greene's employment at any time for any reason or no reason, without further obligation or liability, subject to the terms and conditions of this Agreement.

     2.   Expenses.  The Company will reimburse Greene for reasonable expenses
          --------
actually incurred in connection with his performance of services as an employee, and evidenced by his submission of receipts. In addition, Greene will be entitled to four weeks paid vacation per year, which shall begin to accrue as of July 1, 1998. The Company will pay Greene a monthly automobile allowance of $500.00, a monthly club allowance of $500.00 per month, and his annual YPO dues for the international and local chapters.

     3.   Supervision of Greene's Services.  All services to be performed by
          --------------------------------
Greene will be as agreed between Greene and the Company's Board of Directors. Greene will be required to report to the Board of Directors concerning the services performed under this Agreement. The nature and frequency of these reports will be left to the discretion of the Board of Directors.

     4.   Non-Competition.  While Greene is providing employment services
          ---------------
hereunder and except for such activities, if any, as may be set forth in Exhibit
                                                                         -------
A attached hereto or as may hereafter be consented to by Company in its sole
-
discretion, Greene will not engage in any other business or render any commercial or professional services, directly or indirectly, to any other person or organization, whether for compensation or otherwise, provided that Greene may
(i) provide incidental assistance to family members on matters of family business, and (ii) sit on the boards of charitable and nonprofit organizations which do not compete with Company, provided in each case that such activities do not conflict with or interfere with Greene's obligations to Company. Greene may make personal investments in nonpublicly traded corporations, partnerships or other entities, which do not at the time of such investment provide health information, products and services directly to the general public (including linkages between consumers and health providers, payors and ancillary entities) in various media, including but not limited to radio, television, internet, interactive television, interactive cable and satellite (the foregoing description of business activities and markets shall be referred to in this Agreement as "Competitive Businesses"). Notwithstanding anything to the
              ----------------------
contrary contained in this Agreement, Greene may make personal investments in publicly traded corporations regardless of the business they are engaged in, provided that Greene does not at any time own in excess of 1% of the issued and outstanding stock of any such publicly traded corporation that is engaged in any Competitive Businesses.

     5.   Place of Employment.  During the term of this Agreement, Greene shall
          -------------------
render his services principally at the principal executive offices of Company (Company currently anticipates that such offices will be relocated). In addition, Greene shall do such traveling as shall be reasonably necessary in connection with his duties and responsibilities hereunder.

     6.   Confidentiality Agreement.  Greene shall sign, or has signed, a
          -------------------------
Confidential Information and Invention Assignment Agreement substantially in the form attached to this Agreement as Exhibit B (the "Proprietary Information
                                   ---------       -----------------------
Agreement"), prior to or on the date on which Greene's consulting relationship
---------
with the Company commences.

     7.   Conflicts with this Agreement.  Greene represents and warrants that
          -----------------------------
Greene is not under any pre-existing obligation in conflict or in any way inconsistent with the provisions of this Agreement. Greene warrants that Greene has the right to disclose or use all ideas, processes, techniques and other information, if any, which Greene has gained from third parties, and which Greene discloses to the Company in the course of performance of this Agreement, without liability to such third parties. Greene represents and warrants that Greene has not granted any rights or licenses to any intellectual property or technology that would conflict with Greene's obligations under this Agreement. Greene will not knowingly infringe upon any copyright, patent, trade secret or other property right of any former client, employer or third party in the performance of the services required by this Agreement.

     8.   Severance.  If, during the period beginning on the Employment Start
          ---------
Date and ending on the later of: (i) one year after the date a merger between the Company and Windom Health Enterprises (the "Merger") is consummated, or (ii)
                                                ------
one year after the earlier of: (A) the date the merger agreement relating to the Merger is terminated, or (B) the letter of intent relating to the Merger is terminated (the "Severance Period"), Greene's employment is terminated by the
                 ----------------
Company or its successor for any reason other than Cause (as defined below), as determined by the Company's Board of Directors, Green will be entitled to receive continued payment of his monthly base salary on a monthly basis, for each remaining month in the Severance Period (subject to proration for any remaining partial month) (the "Severance"), subject to Greene's continued
                               ---------
compliance with all the terms of the Proprietary Information Agreement, the Non-Competition Agreement and the surviving terms of this Agreement.

     9.   Definition of "Cause."  As used in this Agreement, the term "Cause"
          --------------------
shall mean:

          (a) Greene personally engaging in knowing and intentional illegal conduct which is seriously injurious to Company or its affiliates;

          (b) Greene being convicted of a felony, or committing an act of dishonesty or fraud against, or the misappropriation of property belonging to, Company or its affiliates;

          (c) The performance by Greene of those acts identified in Section 2924 of the California Labor Code;

          (d) Greene knowingly and intentionally breaching any material term of this Agreement, the Proprietary Information or the Non-Competition Agreement;

          (e) Greene's commencement of employment with another employer while he is an employee of Company; or

          (f) any material breach by Greene of any material provision of this Agreement, the Proprietary Information Agreement or the Non-Competition Agreement which continues uncured for 30 days following notice thereof.

     10.  Miscellaneous.
          -------------

          (a)   Amendments and Waivers. Any term of this Agreement may be
                ----------------------
amended or waived only with the written consent of the parties.

          (b)   Sole Agreement.  This Agreement, including the Exhibits hereto,
                --------------
constitutes the sole agreement of the parties and supersedes all oral negotiations and prior writings with respect to the subject matter hereof.

          (c)   Notices. Any notice required or permitted by this Agreement
                -------
shall be in writing and shall be deemed sufficient upon receipt, when delivered personally or by courier, overnight delivery service or confirmed facsimile, or forty-eight (48) hours after being deposited in the regular mail as certified or registered mail (airmail if sent internationally) with postage prepaid, if such notice is addressed to the party to be notified at such party's address or facsimile number as set forth below, or as subsequently modified by written notice.

          (d)   Choice of Law.  The validity, interpretation, construction and
                -------------
performance of this Agreement shall be governed by the laws of the State of California, without giving effect to the principles of conflict of laws.

          (e)   Severability.  If one or more provisions of this Agreement are
                ------------
held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (i) such provision shall be excluded from this Agreement, (ii) the balance of the Agreement shall be interpreted as if such provision were so excluded and (iii) the balance of the Agreement shall be enforceable in accordance with its terms.

          (f)   Counterparts.  This Agreement may be executed in counterparts,
                ------------
each of which shall be deemed an original, but all of which together will constitute one and the same instrument.

          (g)   Arbitration.   Any dispute or claim arising out of or in
                -----------
connection with any provision of this Agreement, will be finally settled by binding arbitration in Santa Clara County or San Mateo County, California in accordance with the rules of the American Arbitration Association by one arbitrator appointed in accordance with said rules. The arbitrator shall apply California law, without reference to rules of conflicts of law or rules of statutory arbitration, to the resolution of any dispute. Judgment on the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. Notwithstanding the foregoing, the parties may apply to any court of competent jurisdiction for preliminary or interim equitable relief, or to compel arbitration in accordance with this paragraph, without breach of this arbitration provision. This subsection shall not apply to the Proprietary Information Agreement.

          (h)   Advice of Counsel.  EACH PARTY ACKNOWLEDGES THAT, IN EXECUTING
                -----------------
THIS AGREEMENT, SUCH PARTY HAS HAD THE OPPORTUNITY TO SEEK THE ADVICE OF INDEPENDENT LEGAL COUNSEL, AND HAS READ AND UNDERSTOOD ALL OF THE TERMS AND PROVISIONS OF THIS AGREEMENT. THIS AGREEMENT SHALL NOT BE CONSTRUED AGAINST ANY PARTY BY REASON OF THE DRAFTING OR PREPARATION HEREOF.

          (i)   Surviving Terms.  Sections 6, 9 and 10 of this Agreement shall
                ---------------
survive the termination of this Agreement for any reason or no reason. The Proprietary Information Agreement and Non-Competition Agreement shall survive the termination of this Agreement.


                            [Signature Page Follows]

     The parties have executed this Agreement on the respective dates set forth below.


                                    HEALTHCENTRAL.COM


                                    By: /s/ James Hornthal
                                       ___________________________________
                                       Name:______________________________
                                       Title:_____________________________

                                    Address:  2600 Tenth St., Suite 400
                                           Berkeley, CA  94710

                                    Date:_________________________________



                                     /s/ Albert Greene
                                    ______________________________________
                                    Albert Greene

                                    Address:______________________________

                                    Date:_________________________________




            SIGNATURE PAGE TO HEALTHCENTRAL.COM EMPLOYMENT AGREEMENT

                                   EXHIBIT A
                                   ---------

                              PERMITTED ACTIVITIES
                              --------------------

1.   Member of Board of Directors of Acuson - paid monthly stipend

2.   Member of Board of Directors of Quadramed - stock options

3.   Consultant to Sutter Health and its affiliates

                                   EXHIBIT B
                                   ---------

                          CONFIDENTIAL INFORMATION AND
                         INVENTION ASSIGNMENT AGREEMENT
                         ------------------------------

                       AMENDMENT OF EMPLOYMENT AGREEMENT


     This Amendment of Employment Agreement (the "Amendment") is made this ___ day of June, 2000 by and between Albert Greene ("Greene") and HealthCentral.com,
                                                 ------
a Delaware corporation ("HealthCentral").
                         -------------

     WHEREAS Greene and HealthCentral entered into an Employment Agreement effective August 16, 1999 attached as Exhibit A (the "Employment Agreement") and
                                      ---------       --------------------
a Change of Control Agreement effective May 20, 1999 attached as Exhibit B (the
                                                                 ----------
"Change of Control Agreement"), and the parties wish to amend the Employment
 ---------------------------
Agreement and make certain clarifications to the Change of Control Agreement.

The parties agree as follows:

1.   Amendment of Employment Agreement.   Section 8 of the Employment Agreement
     ---------------------------------
is hereby amended in its entirety to read as follows:

     "8.  Severance.  If Greene's employment is terminated by the Company or its
          ---------
successor for any reason other than Cause (as defined below), as determined by the Company's Board of Directors,

          (a) Greene will be entitled to receive (i) continued payment of his monthly base salary on a monthly basis, for twelve months after his termination by the Company (the "Severance Period"), subject to proration
                                      ----------------
     for any remaining partial month, plus (ii) a monthly payment equal to the quotient of: (A) the total amount of bonus paid to Greene by HealthCentral during the shorter of: (1) the period from August 12, 1998 through the date of termination or (2) the thirty six month period prior to the termination date (eg if the termination date was November 27, 2001, the thirty six month period would be the period from November 27, 1998 through November 26, 2001), divided by (A) in the case of (1), the number of months in the period from August 12, 1998 through the date of termination, subject to proration for any partial month included therein, or (B) in the case of
     (2), thirty six (such payments described in (i) and (ii) are collectively the "Severance"), provided however that, notwithstanding the above,
          ---------    ----------------

                (i) if Greene begins rendering services as an employee or consultant in excess of twenty (20) hours per week to any person or entity during the Severance Period, then the monthly Severance payment shall be reduced by the amount of Greene's new monthly base salary or consultancy fee, and target bonus (prorated monthly), if any,

                (ii) if Greene begins rendering services as an employee or consultant to (A) a pharmacy or retail drugstore business (including but not limited to a business involved in the provision of prescription, over-the-counter and health and beauty products) that operates interactively over the Internet, or (B) a business that provides health information and products to the general public (including linkages between consumers and health providers, payors and ancillary entities) in various communications media, including but not limited to internet, interactive television, interactive cable and satellite, then the Company will cease making Severance payments at that time,

                (iii) if Greene fails to comply with all the terms of the Proprietary Information Agreement, the Non-Competition Agreement and the surviving terms of this Agreement, the Company will cease making Severance payments at that time, and

                (iv) if Greene's termination is in connection with a Change of Control of HealthCentral (as defined in the Change of Control Agreement) and if Greene is requested by HealthCentral or the acquiring entity to aid in the transition of such Change of Control, then, as a condition to the receipt of any Severance payments, Greene shall provide such transition services as may be reasonably requested by HealthCentral and/or the acquiring entity for a period of up to six months after a Change of Control.

     (b) the Company will pay Greene's COBRA payments during the Severance Period if Greene elects to continue Greene's health insurance benefits under COBRA with the same coverage provided to Greene and Greene's dependents prior to the termination (e.g. medical, dental, optical, mental health) and in all other respects significantly comparable to those in place immediately prior to the termination."

2.   Clarification of Change of Control Agreement.    The parties hereby wish to
     -----------------------------------------------
clarify the following provisions of the Change of Control Agreement.

     (a)  Applies to options granted and shares issued prior to June 1, 2000.
          -------------------------------------------------------------------
The Change of Control Agreement and the September 1999 Board Resolutions (as defined below) apply only to options granted and shares issued to Greene prior to June 1, 2000. If Greene is granted any additional options or receives any direct issuance of shares after June 1, 2000, those shares and/or options, if any, shall not be subject to any acceleration in connection with a Change of Control.

     (b)  Interpretation of Involuntary Termination.  To clarify the definition
          ------------------------------------------
of Involuntary Termination contained in Section 5(d)(i) of the Change of Control Agreement, the parties hereby agree that if, as a result of a Change of Control, Greene becomes the senior executive of the ehealth business unit that includes the majority of the Company's existing business lines, such change in duties shall not constitute a "significant reduction of duties, authority or responsibilities" that would constitute an Involuntary Termination under the Change of Control Agreement.

     (c)  September 23, 1999 Board Resolutions. The parties hereby agree that if
          -------------------------------------
Greene would receive more favorable acceleration of vesting of his options and shares in connection with a Change of Control pursuant to certain resolutions adopted by the Board of Directors of HealthCentral at a meeting dated September 23, 1999, attached hereto as Exhibit C (the "September 1999 Board Resolutions")
                             ---------
rather than the Change of Control Agreement, then the acceleration of vesting of Greene's stock and options shall be governed by the September 1999 Board Resolutions and not the Change of Control Agreement.

     As amended hereby, the Employment Agreement shall continue in full force and effect. The parties have executed this Amendment with an effective date as above written.

                                        HEALTHCENTRAL.COM



                                        By:  /s/ Robin Wolaner
                                            ______________________________
                                              Name:_______________________
                                              Title: Director
                                                     ____________________


                                        ALBERT GREENE


                                         /s/ Albert Greene
                                        ______________________________




                                       12